EXHIBIT F

NON-NEGOTIABLE PROMISSORY NOTE

SKYBRIDGE G II FUND, LLC

Dated:  [April 25, 2016]

FOR VALUE RECEIVED, Skybridge G II Fund, LLC (“Payor” or the “Company”), a Delaware limited liability company issuing its “Shares” of limited liability company interests in the Company, hereby promises to pay [insert name of payee] (“Payee”) the Payment Amount (as defined in Section 2) in a single installment as discussed below.

This Note is being issued so that Payor may purchase Shares (the “Repurchased Shares”) from Payee pursuant to the terms and subject to the conditions set out in the Offer to Purchase dated March 24, 2016 and the Notice of Intent to Tender submitted by the Payee (which Offer to Purchase and Notice of Intent to Tender, together with any amendments or supplements thereto collectively constitute the “Offer”).  This Note is not negotiable and is not interest-bearing.

1.             General Payment Provisions.  The Payor will make the Payment under this Note in a single installment in such currency of the United States of America as will be legal tender at the time of payment.  Payment under this Note will be made by immediately available funds by wire transfer to Payee’s account at Payee’s authorized placement agent as previously identified to Payor by Payee.

The Company’s duly authorized administrator (the “Administrator”) may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.  Any payment in the form of securities will be made by means of a separate arrangement entered into with the Payee in the sole discretion of the Administrator.

2.           Payment.  The “Payment Amount” will be an amount equal to the value of the Repurchased Shares determined as of June 30, 2016 (the “Valuation Date”) (and valued within thirty (30) business days thereafter in accordance with the Company’s limited liability company agreement).  The Payor will make payment under this Note as of the later of (1) a period of within thirty (30) days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any investment funds in which the Company is invested in order to fund the purchase of the Shares, within ten (10) business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the investment funds.  Note that, though cash payments on a Note will be wire transferred to a Shareholder’s authorized placement agent within the time periods referenced above, a placement agent may require up to an additional two business days to process payment and credit a Shareholder’s account accordingly.

3.             Optional Prepayment.  This Note may be prepaid, without premium, penalty or notice, at any time.

4.             Events of Default.

(a)           The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note:

(i)           The Payor defaults in payment when due and any such default continues for a period of ten (10) days; or

(ii)           The Payor shall commence any proceeding or other action relating to the Company in bankruptcy or seek reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company; (3) the Payor makes a general assignment for the benefit of creditors of the Company; or (4) the Payor generally admits its inability to pay its debts with respect to the Company as they become due and payable; or

(iii)           The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Payor or for all or substantially all of the property of the Company and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged.

(b)           Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5.           Miscellaneous.

(a)           Governing Law; Consent to Jurisdiction.  This Note and the rights and remedies of the Payor and Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State.  Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b)           Notices.  All communications under this Note will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:	Skybridge G II Fund, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022
Telephone:  (212) 485-3100
Attention:  Raymond Nolte, President

If to Payee, to:	[Insert name, address, telephone number and fax number of Payee]

(c)           Severability, Binding Effect.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           Amendment; Waiver.  No provision of this Note may be waived, altered or amended, except by written agreement between the Payor and Payee.

(e)           Waiver of Presentment.  Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

(f)           Entire Agreement.  This Note and the Offer set out the entire agreement between the parties and supersede any prior oral or written agreement between the parties.

IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed as of the date first above written.

SKYBRIDGE G II FUND, LLC

By:
Name:
Title:

NON-NEGOTIABLE PROMISSORY NOTE

SKYBRIDGE G II FUND, LLC

Dated:  [April 25, 2016]

FOR VALUE RECEIVED, Skybridge G II Fund, LLC (“Payor” or the “Company”), a Delaware limited liability company issuing its “Shares” of limited liability company interests, hereby promises to pay [insert name of payee] (“Payee”) the Payment Amount (as defined in Section 2) in two installments as discussed below.

This Note is being issued so that Payor may purchase Shares (the “Repurchased Shares”) from Payee pursuant to the terms and subject to the conditions set out in the Offer to Purchase dated March 24, 2016 and the Notice of Intent to Tender submitted by the Payee (which Offer to Purchase and Notice of Intent to Tender, together with any amendments or supplements thereto collectively constitute the “Offer”).  This Note is not negotiable and is not interest-bearing.

1.            General Payment Provisions.  The Payor will make the Payment under this Note in two installments in such currency of the United States of America as will be legal tender at the time of payment.  Payment under this Note will be made by immediately available funds by wire transfer to Payee’s account at Payee’s authorized placement agent as previously identified to Payor by Payee.

The Company’s duly authorized administrator (the “Administrator”) may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind.  Any payment in the form of securities will be made by means of a separate arrangement entered into with the Payee in the sole discretion of the Administrator.

2.             Payment.  The “Payment Amount” will be an amount equal to the value of the Repurchased Shares determined as of June 30, 2016 (the “Valuation Date”) (and valued within thirty (30) business days thereafter in accordance with the Company’s limited liability company agreement).  The Payor will make a two-part payment under this Note.  The first payment (the “Initial Payment”) will be for at least 95% of the Payment Amount and will be made by Payor as of the later of (1) a period of within thirty (30) days after the Valuation Date, or (2) the Company has requested withdrawals of its capital from any investment funds in which the Company is invested in order to fund the purchase of the Shares, within ten (10) business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the investment funds.  The second payment will be for the difference between the Payment Amount and the Initial Payment and will be made by Payor within (90) days after the Valuation Date, unless the valuation date of such Shares has changed, or the Company has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).  Note that, though cash payments on a Note will be wire transferred to a Shareholder’s authorized placement agent within the time periods referenced above, a placement agent may require up to an additional two business days to process payment and credit a Shareholder’s account accordingly.

3.             Optional Prepayment.  This Note may be prepaid, without premium, penalty or notice, at any time.

4.             Events of Default.

(a)      The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note:

(i)           The Payor defaults in payment when due and any such default continues for a period of ten (10) days; or

(ii)          The Payor shall commence any proceeding or other action relating to the Company in bankruptcy or seek reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of the property of the Company; (3) the Payor makes a general assignment for the benefit of creditors of the Company; or (4) the Payor generally admits its inability to pay its debts with respect to the Company as they become due and payable; or

(iii)          The commencement of any proceeding or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, trustee or similar officer for the Payor or for all or substantially all of the property of the Company and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged.

(b)      Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5.           Miscellaneous.

(a)      Governing Law; Consent to Jurisdiction.  This Note and the rights and remedies of the Payor and Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State.  Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b)      Notices.  All communications under this Note will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:	Skybridge G II Fund, LLC
527 Madison Avenue, 16th Floor
New York, New York 10022
Telephone:  (212) 485-3100
Attention:  Raymond Nolte, President

If to Payee, to:	[Insert name, address, telephone number and fax number of Payee]

(c)      Severability, Binding Effect.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d)      Amendment; Waiver.  No provision of this Note may be waived, altered or amended, except by written agreement between the Payor and Payee.

(e)      Waiver of Presentment.  Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

(f)      Entire Agreement.  This Note and the Offer set out the entire agreement between the parties and supersede any prior oral or written agreement between the parties.

IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed as of the date first above written.

SKYBRIDGE G II FUND, LLC

By:
Name:
Title: